Exhibit 99.1
PlanetOut Reports Fourth-Quarter and Full-Year 2006 Results
Company Focuses on Advertising Revenue for Long Term Growth
•	Increasing consumer demand through cross-company marketing

•	New magazine editors revitalizing Out, The Advocate and The Out Traveler
SAN FRANCISCO, February 15, 2007 — PlanetOut Inc. (Nasdaq: LGBT), the leading media and entertainment company exclusively focused on the gay and lesbian market, today reported its financial results for the fourth quarter and full year ended December 31, 2006.
“The strategic premise behind the collection of assets that make up PlanetOut, we believe is as solid as ever,” said Karen Magee, chief executive officer, PlanetOut Inc. “We expect exciting growth prospects for 2007 and beyond for each of our businesses — online, publishing and travel and events. PlanetOut has a collection of powerhouse brands and unparalleled reach into the LGBT market and we have a unique ability to use this reach to sell our own products across all of our marketing channels, as well as to offer multi-platform advertising buys to our advertising clients.”
“We are just beginning to exploit our ability to share content across all of our businesses, as well as to support our advertising sales teams with increasingly sophisticated marketing support,” Magee added. “ But without question, our business model is in transition, as we make important investments in improving the quality of our products and the way in which we monetize them.”
Fourth-Quarter and Full-Year Financial Results
Revenue — Total revenue for the fourth quarter of 2006 was $19.4 million, up 46 percent compared to $13.3 million for the same period one year ago. Total revenue for 2006 was $68.6 million, up 93 percent compared with $35.6 million for 2005.
Advertising services revenue for the fourth quarter of 2006 was $7.4 million, up from $5.7 million for the fourth quarter of 2005. Full year 2006 advertising services revenue was $26.5 million, up from $11.7 million for full year 2005.
Subscription services revenue for the fourth quarter of both 2006 and 2005 was $6.0 million. Full year 2006 subscription services revenue was $24.4 million, up from $21.1 million for full year 2005.
Transaction services revenue for the fourth quarter of 2006 was $5.9 million, up from $1.6 million for the same quarter a year ago. Full year 2006 transaction services revenue was $17.7 million, up from $2.7 million for full year 2005.

Adjusted EBITDA — Adjusted EBITDA for the fourth quarter of 2006 was $0.7 million, down 71 percent from $2.4 million for the same quarter a year ago. For full year 2006, Adjusted EBITDA was $4.2 million, down 36 percent from $6.5 million for full year 2005.
Net Income and Earnings Per Share — GAAP net loss for the fourth quarter of 2006 was $1.7 million, or a loss of $0.10 per basic and diluted share, compared with GAAP net income of $0.7 million for the same quarter a year ago. Stock-based compensation charges for full year 2006 were $0.3 million, compared to $1.0 million for full year 2005. GAAP net loss for full year 2006 was $3.7 million, compared with GAAP net income of $2.7 million for full year 2005.
For the fourth quarter of 2006, Adjusted Net Loss was $1.4 million, or a loss of $0.08 per basic and diluted share, down from Adjusted Net Income of $1.5 million for the fourth quarter of 2005. Adjusted Net Loss for full year 2006 was $2.2 million, or a loss of $0.12 per basic and diluted share, down from Adjusted Net Income of $3.7 million for full year 2005.
Please refer to the “Note to Unaudited Condensed Consolidated Statements of Operations” for definitions of certain key financial measures used here and in the “Business Outlook” sections of this press release.
Fourth Quarter and Recent Business Highlights
Advertising Services
•	During the fourth quarter the company saw continued strength in its digital media business.

•	PlanetOut’s online ad sales team achieved record annual sales as the company continued to see more Fortune 100 companies targeting LGBT consumers.

•	Attracting celebrities, media and hundreds of attendees, Out magazine honored the 100 most influential people in gay culture at the 12th annual Out100 Awards in New York City.
Subscription Services
•	During the fourth quarter, print subscribers increased to 412,000, a 31% increase over fourth quarter 2005.

•	The company believes its substantial subscriber growth, and advertisers’ willingness to pay higher rates to reach more of the company’s attractive subscriber base, further validates the effectiveness of its strategy of bundling Out and The Advocate with Gay.com premium services subscriptions.
Transaction Services
•	During the fourth quarter, the company’s travel business was the primary contributor to its transaction revenue line as a result of RSVP’s Mexican Riviera cruise.

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.
For full year 2007, PlanetOut expects total revenue to be between $75.0 million and $80.0 million and Adjusted EBITDA to be between $0.0 million and $2.0 million.
Conference Call and Webcast Information
The company will host a conference call and live webcast today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time) to discuss results for the fourth quarter and full year ended December 31, 2006. Separately, a brief slide presentation will be utilized during the call and will be available on the “Investor Relations” section of the company’s corporate website (www.planetoutinc.com).
Parties in the United States and Canada can dial 800-240-2430 to participate in the teleconference. International parties can access the call at 303-262-2193. Additionally, PlanetOut Inc. will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s website (www.planetoutinc.com). A telephonic replay is also available for two weeks after the live call at 800-405-2236 (international parties dial 303-590-3000). Passcode: 11082499#.
Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Earnings Per Share (“Adjusted EPS”) — Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the company believes are the most comparable GAAP measures. The company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The company considers Adjusted EBITDA to be an important indicator of its operational strength. The company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense from period to period, which the company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income (Loss) is defined as net income (loss) excluding stock-based compensation expense, restructuring, and other relocation and retention charges. The company considers Adjusted Net Income (Loss) to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income (Loss) is that it does not include all items that impact the company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS — Basic and Diluted are defined as Adjusted Net Income (Loss) calculated on a basic and diluted per share basis, respectively.
PlanetOut’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s on-going economic performance and PlanetOut therefore uses non-GAAP information internally to evaluate and manage the company’s operations. PlanetOut has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, product enhancements and technology initiatives, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to realize anticipated synergies from the integration of the assets of RSVP Productions, Inc. (“RSVP Vacations”) and LPI Media Inc. and its related entities (“LPI”); competition; timing and success of cruises, events and product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Quarterly Reports on Form 10-Q and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov . All such forward-looking statements are current only as of the date on which such statements were made. PlanetOut does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community.
PlanetOut’s digital media brands include Gay.com, PlanetOut.com, Advocate.com, Out.com, OutTraveler.com and HIVPlusMag.com, as well as localized versions of the Gay.com site in English, French, German, Italian, Portuguese and Spanish. PlanetOut print media brands, published by LPI, include The Advocate, Out, The Out Traveler and HIVPlus, as well as SpecPub, Inc. titles. Transaction services brands include e-commerce Web sites Kleptomaniac.com and BuyGay.com, travel and events marketer RSVP Vacations, and book publisher Alyson Publications, among others.
PlanetOut, based in San Francisco with additional offices in New York, Los Angeles, Minneapolis, London and Buenos Aires, offers Global 1000 and local advertisers access to what it believes to be the most extensive multi-channel, multi-platform network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
Contact:
James David
PlanetOut Inc.
(415) 834-6479
james.david@planetoutinc.com

PlanetOut Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2006	2005	2006
Revenue:
Advertising services	$5,660	$7,428	$11,724	$26,479
Subscription services	6,033	6,025	21,135	24,447
Transaction services	1,612	5,915	2,732	17,718

Total revenue	13,305	19,368	35,591	68,644

Operating costs and expenses: (*)
Cost of revenue	5,342	10,678	11,964	35,205
Sales and marketing	3,549	4,829	11,088	17,344
General and administrative	2,743	3,557	7,036	12,711
Restructuring	—	(101)	—	791
Depreciation and amortization	1,005	1,763	3,460	5,606

Total operating costs and expenses	12,639	20,726	33,548	71,657

Income (loss) from operations	666	(1,358)	2,043	(3,013)
Other income (expense), net	135	(365)	904	(605)

Income (loss) before income taxes and minority interest	801	(1,723)	2,947	(3,618)
Provision for income taxes	(91)	(7)	(207)	(45)
Minority interest in gain of consolidated affiliate	—	—	—	(47)

Net income (loss)	$710	$(1,730)	$2,740	$(3,710)

Net income (loss) per share:
Basic	$0.04	$(0.10)	$0.16	$(0.21)

Diluted	$0.04	$(0.10)	$0.15	$(0.21)

Weighted-average shares used to compute net income (loss) per share:
Basic	17,261	17,391	17,116	17,326

Diluted	18,194	17,391	18,192	17,326

(*) Includes stock-based compensation as follows:
Cost of revenue	$140	$53	$177	$70
Sales and marketing	196	23	254	41
General and administrative	412	170	568	182

Total stock-based compensation	$748	$246	$999	$293

Supplemental Financial Data (See Note to Unaudited Condensed Consolidated Statements of Operations)

Adjusted EBITDA	$2,419	$690	$6,502	$4,152

Adjusted Net Income (Loss)	$1,458	$(1,445)	$3,739	$(2,151)

Adjusted EPS:
Basic	$0.08	$(0.08)	$0.22	$(0.12)

Diluted	$0.08	$(0.08)	$0.21	$(0.12)

(*)	Prior to January 1, 2006, PlanetOut accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, PlanetOut historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, PlanetOut accounts for stock-based compensation under the fair value method. As PlanetOut adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes.

PlanetOut Inc.
Note to Unaudited Condensed Consolidated Statements of Operations
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted earnings per share (“Adjusted EPS”) – Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share – basic and diluted, respectively, which the Company believes are the most comparable GAAP measures. The Company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The Company considers Adjusted EBITDA to be an important indicator of its operational strength. The Company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the Company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income (Loss) is defined as net income (loss) excluding stock-based compensation expense, restructuring, and other relocation and retention charges. The Company considers Adjusted Net Income (Loss) to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income (Loss) is that it does not include all items that impact the Company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS – Basic and Diluted are defined as Adjusted Net Income (Loss) calculated on a basic and diluted per share basis, respectively.
The Company undertakes no obligation to provide or update any such estimates or supplemental information in the future.

PlanetOut Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$18,461	$9,674
Short-term investments	—	2,050
Restricted cash	—	2,854
Accounts receivable, net	6,030	9,337
Inventory	1,349	1,690
Prepaid expenses and other current assets	2,571	11,336

Total current assets	28,411	36,941
Property and equipment, net	8,167	10,923
Goodwill	28,699	32,572
Intangible assets, net	10,909	12,132
Other assets	1,152	1,021

Total assets	$77,338	$93,589

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,334	$1,782
Accrued expenses and other liabilities	2,750	3,472
Accrued restructuring	—	235
Deferred revenue, current portion	8,749	14,569
Capital lease obligations, current portion	309	694
Notes payable, current portion net of discount	222	8,817
Deferred rent, current portion	286	228

Total current liabilities	13,650	29,797
Deferred revenue, less current portion	1,771	1,474
Capital lease obligations, less current portion	212	1,504
Notes payable, less current portion and discount	7,075	8,100
Deferred rent, less current portion	1,578	1,569

Total liabilities	24,286	42,444

Minority interest in consolidated subsidiaries	—	—
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,333	89,532
Note receivable from stockholder	(603)	—
Accumulated other comprehensive loss	(123)	(122)
Accumulated deficit	(34,572)	(38,282)

Total stockholders’ equity	53,052	51,145

Total liabilities and stockholders’ equity	$77,338	$93,589

PlanetOut Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve months ended
	December 31,
	2005	2006
Cash flows from operating activities:
Net income (loss)	$2,740	$(3,710)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,460	5,606
Provision for doubtful accounts	112	219
Restructuring	—	19
Stock-based compensation	405	293
Stock-based compensation upon acceleration of vesting of unvested options	608	—
Amortization of debt discount	—	55
Amortization of deferred rent	256	(43)
Loss on disposal or write-off of property and equipment	71	46
Equity in net loss of unconsolidated affiliate	57	—
Changes in operating assets and liabilities, net of acquisition effects and restructuring:
Accounts receivable	(4,067)	(3,265)
Inventory	(668)	(341)
Prepaid expenses and other assets	1,221	(3,949)
Accounts payable	(706)	372
Accrued expenses and other liabilities	1,201	684
Accrued restructuring	—	235
Deferred revenue	798	(839)

Net cash provided by (used in) operating activities	5,488	(4,618)

Cash flows from investing activities:
Acquisitions, net of issuance of note payable and cash acquired	(25,546)	(5,403)
Purchases of property and equipment	(3,953)	(4,562)
Purchases of short-term investments	—	(2,050)
Changes in restricted cash	—	(2,854)

Net cash used in investing activities	(29,499)	(14,869)

Cash flows from financing activities:
Proceeds from exercise of common stock options and warrants	552	461
Proceeds from issuance of notes payable	—	10,500
Proceeds from repayment of note receivable from stockholder	—	843
Principal payments under capital lease obligations and notes payable	(1,191)	(1,105)

Net cash provided by (used in) financing activities	(639)	10,699

Effect of exchange rate on cash and cash equivalents	(17)	1

Net decrease in cash and cash equivalents	(24,667)	(8,787)
Cash and cash equivalents, beginning of period	43,128	18,461

Cash and cash equivalents, end of period	$18,461	$9,674

Supplemental disclosure of noncash flow investing and financing activities:
Property and equipment and related maintenance acquired under capital leases	$113	$2,525

Unearned stock-based compensation	$493	$—

Issuance of common stock warrants in connection with debt issuance	$—	$445

Issuance of note payable in connection with acquisition	$7,075	$—

PlanetOut Inc.
Unaudited Reconciliations to Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2006	2005	2006
Adjusted EBITDA:
Net income (loss)	$710	$(1,730)	$2,740	$(3,710)
Minority interest in gain of consolidated affiliate	—	—	—	47
Provision for income taxes	91	7	207	45
Other income (expense), net	(135)	365	(904)	605

Income (loss) from operations	666	(1,358)	2,043	(3,013)
Restructuring	—	(101)	—	791
Other relocation and retention charges	—	140	—	475
Depreciation and amortization	1,005	1,763	3,460	5,606
Stock-based compensation	748	246	999	293

	$2,419	$690	$6,502	$4,152

Adjusted Net Income (Loss):
Net income (loss)	$710	$(1,730)	$2,740	$(3,710)
Stock-based compensation	748	246	999	293
Restructuring	—	(101)	—	791
Other relocation and retention charges	—	140	—	475

	$1,458	$(1,445)	$3,739	$(2,151)

Adjusted EPS:
Basic	$0.08	$(0.08)	$0.22	$(0.12)

Diluted	$0.08	$(0.08)	$0.21	$(0.12)

Weighted-average shares used to compute Adjusted EPS:
Basic	17,261	17,391	17,116	17,326

Diluted	18,194	17,391	18,192	17,326